Exhibit 10.29

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GNC Corporation, a Delaware corporation, and General Nutrition Centers, Inc., a Delaware corporation (the “Borrower”), have entered into a Credit Agreement, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto as lenders (the “Lenders”), Goldman Sachs Bank USA, as the Syndication Agent, and Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as the Co-Documentation Agents, , Barclays Capital, the investment banking division of Barclays PLC, as the Co-Manager, and the Administrative Agent.  Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 4, 2011, in favor of the Administrative Agent (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have assigned and transferred to the Administrative Agent, and granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title, and interest in and to certain Collateral, including, without limitation, certain of its Intellectual Property  and have agreed as a condition thereof to execute this Intellectual Property Security Agreement with respect to certain of its Intellectual Property in order to record the security interests granted therein with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or other applicable United States Governmental Authorities).

NOW, THEREFORE, in consideration of the above premises, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.           Grant of Security.  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1, and (ii)  the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon (collectively, the “Patents”);

(c)           (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, and (ii) the rights to print, publish and distribute any of the foregoing (“Copyrights”);

(d)           all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals (collectively, the “Trade Secrets”);

(e)           (i) all Trademark Licenses (as defined in the Guarantee and Collateral Agreement), Trade Secret Licenses (as defined in the Guarantee and Collateral Agreement), Patent Licenses (as defined in the Guarantee and Collateral Agreement), and Copyright Licenses (as defined in the Guarantee and Collateral Agreement), in each case, to the extent Grantor is not the granting party, including, without limitation, any of the foregoing identified in Schedule 1; and

(f)            (i) the right to sue or otherwise recover for any and all past, present and future Infringements (as defined in the Guarantee and Collateral Agreement) and misappropriations of any of the property described (a) through (e) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (a) though (e) above.

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SECTION 2.           Excluded Assets.  Notwithstanding anything to the contrary in this Intellectual Property Security Agreement, none of the Excluded Assets (as defined in the Credit Agreement) shall constitute Intellectual Property Collateral.

SECTION 3.           Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable United States government officer record this Intellectual Property Security Agreement.

SECTION 4.           Execution in Counterparts.  This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.           GOVERNING LAW.  THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.           Conflict Provision.  This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

SECTION 7.           Releases.

(a)           Upon the Discharge of Obligations, this Intellectual Property Security Agreement and the security interests granted hereby shall automatically terminate and be released, without the requirement for any further action by any Person, and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to further document and evidence such termination and release.

(b)           In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of assets of such Grantor to a Person that is not (and is not required hereunder to become) a Grantor hereunder in a transaction permitted under the Credit Agreement, the security interests created hereunder in respect of such assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Grantor and at such Grantor’s expense to further document and evidence such termination and release of security interests hereunder in respect of such assets, and, in the case of a transaction permitted under the Credit Agreement the result of which is that

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a Grantor would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary, all security interests granted hereunder by such Grantor shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Grantor and at such Grantor’s expense to further document and evidence such termination and release of such security interests.

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IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

GNC CORPORATION

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GENERAL NUTRITION CENTERS, INC.

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GENERAL NUTRITION CORPORATION

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GENERAL NUTRITION INVESTMENT COMPANY

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GNC TRANSPORTATION, LLC

By:	/s/ Lee Karayusuf
	Name:	Lee Karayusuf
	Title:	Authorized Signatory

GNC FUNDING, INC.

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

[Signature Page to the IP Security Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Barry K. Bergman
	Name:	Barry K. Bergman
	Title:	Managing Director

State of New York

County of New York	March 3, 2011

Then personally appeared the above named Barry K. Bergman personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Margarita Torres
Notary Public
MARGARITA TORRES
Notary Public, State of New York
Qualified in Bronx County
No. 01TO6041062
My Commission Expires May 1, 2014

[Signature Page to IP Security Agreement]

SCHEDULE 1

COPYRIGHTS, PATENTS, TRADEMARKS, INTELLECTUAL PROPERTY
LICENSES AND OTHER INTELLECTUAL PROPERTY

See the following attached charts and lists:

General Nutrition Investment Company (“GNIC”) U.S. and International Trademark Portfolio;

GNIC Copyright Portfolio;

GNIC Domain Name Registrations Portfolio;

GNC Internet Keywords; and

IP-Related Claims against GNC Acquisition Holdings, Inc. (together with its Subsidiaries, the “GNC Group”).

[IP-RELATED CLAIMS AGAINST GNC

Patent

•                  New View Technologies, Inc.  New View Technologies, Inc. (“NVT”) sent the GNC Group a letter on October 11, 2007 alleging the GNC Group was using debit and gift cards activated in a manner that may raise issues with an NVT patent (U.S. Patent No. 6,032,859, entitled “Method For Processing Debit Purchase Transactions Using a Counter-Top Terminal System”).  In the letter, NVT asked if the GNC Group was interested in taking a license under the patent.  Thereafter in a discussion in early November 2007 between counsel for the parties, NVT requested 2.5% of the GNC Group’s debit card transaction proceeds to settle the matter.

•                  US Ethernet Innovations, LLC.  US Ethernet Innovations, LLC (“USEI”) sent the GNC Group a letter on June 16, 2010 asking the GNC Group if it was interested in taking a license to the USEI Ethernet patent portfolio.  The GNC Group’s June 21, 2010 letter to USEI informed USEI that the GNC Group was in receipt of USEI’s letter.

•                  Lifescience Labs.  Lifescience Labs (“Lifescience”) sent an e-mail to the GNC Group on September 4, 2008 alerting the GNC Group to a Lifescience Patent (US Patent 6,090,414, entitled “Method and Composition to Reduce Cancer Incidence”).

•                  Philips.  Philips sent the GNC Group a cease and desist letter on October 27, 2009 alleging that certain DVD products sold within the GNC Group’s stores infringed on Philips’ Optical Media Patents.  On November 2, 2009, the GNC Group tendered the claim to its third party supplier who sold the products in question to the GNC Group.  The GNC Group’s November 2, 2009 letter to Philips informed Philips of the tender.  Philips’ counsel called the GNC Group’s counsel after his receipt of the GNC Group’s November 2, 2009 letter and thanked the GNC Group for tendering the claim to the third party supplier.

•                  Webvention, LLC.  Webvention, LLC (“Webvention”) sent the GNC Group a cease and desist letter on April 6, 2010 alleging that certain functionality within the GNC Group’s website infringed a Webvention’s Patent (US Patent No. 5,251,294 entitled “Accessing, Assembling, and Using Bodies of Information”).  On April 8, 2010, the GNC Group tendered the claim to GSI Commerce, Inc. (“GSI”) and GSI subsequently accepted the tender.

•                  United Therapeutics.  United Therapeutics (“UT”) sent the GNC Group a letter on March 7, 2007 alerting the GNC Group to certain UT patents (US Patent Nos. 5,217,997; 5,428,070; 5,891,459; 5,945,452; 6,117872; and 6,646,006) and inquired whether the GNC Group was interested in licensing the patents.  The GNC Group informed UT via its March 15, 2007 letter that it would investigate the matter and asked UT to identify the specific GNC Group products that UT believed infringed its patents.

Trademark

United States

•                  TNG Worldwide, Inc.  TNG Worldwide, Inc. (“TNG”) sent the GNC Group a cease and desist letter on October 8, 2009 alleging that the GNC Group’s Be Beautiful trademark was infringing on TNG’s Bebeautiful trademark for on-line ordering services featuring beauty products.  The GNC Group informed TNG via its November 3, 2009 letter that it was not infringing on TNG’s mark due to the differences in the GNC Group’s goods and services, the limited nature of the GNC Group’s actual usage of its Be Beautiful mark and the distinctions between the GNC Group’s mark and TNG’s mark.

•                  Dynamic Nutrition & Athletics, LLC.  Dynamic Nutrition & Athletics, LLC (“DNA”) sent the GNC Group a demand letter on July 10, 2008 alleging that the GNC Group violated trademark law and California Business and Professional Code Section 17200 for selling a third party product called “Jacked” in its stores.  DNA stated in the letter that it was willing to settle the dispute for $100,000.  The GNC Group tendered the claim to the supplier of the Jacked product, Value Source Nutrition LLC (“VSN”).  The GNC Group subsequently learned that it ceased selling the Jacked product three years prior to DNA’s July 2008 letter and that DNA had sued and entered into a settlement agreement with VSN over the Jacked product prior to DNA’s issuance of the letter to the GNC Group.  In September 2008, the GNC Group notified DNA that it had learned of the facts specified in the preceding sentence and that therefore the GNC Group considered the matter closed.

•                  PepsiCo, Inc.  PepsiCo, Inc. (“Pepsi”) sent the GNC Group a cease and desist letter on August 20, 2009 whereby it alleged the GNC Group’s use of the word “Amp” on its ready to drink Pro Performance Amp beverages infringed upon Pepsi’s registered trademark for Amp in connection with soft drinks and energy drinks.  The GNC Group responded to Pepsi via its September 8, 2009 letter whereby it refuted Pepsi’s claim on the basis that the GNC Group’s Pro Performance Amp mark was altogether different than Pepsi’s Amp mark and was used on dissimilar goods.  Pepsi agreed via its November 24, 2009 letter to take no further action against the GNC Group provided the GNC Group agreed not to use the designation Amp Up and provided the GNC Group only used the mark GNC Pro Performance Amp in connection with sports nutrition products.

•                  Nutraceutical Corp.  Nutraceutical Corp. (“NC”) sent the GNC Group a cease and desist letter on May 6, 2009 alleging the GNC Group’s use of the Soloday trademark infringed NC’s Soloray trademark.  The GNC Group subsequently learned that NC was using the trademark Ultra Mega Vite and demanded that NC cease and desist from such use given the likelihood of confusion between this mark and the GNC Group’s Ultra Mega trademark.  The parties are currently negotiating a settlement of the dispute whereby each party will change the name of their product in future production runs of the products.

•                  Medical Nutrition USA, Inc.  Medical Nutrition USA, Inc. (“MN”) sent the GNC Group a letter on July 29, 2010 requesting that the GNC Group discontinue use of its current packaging materials for its GNC Stat! line of products and to only use the GNC Stat! mark in the future as a unitary mark as set forth in the GNC Group’s trademark application for GNC Stat!  MN alleges that the GNC Group’s current packaging for the GNC Stat! line separates the GNC and Stat! portions of the mark such that confusion is possible with MN’s line of products bearing the Stat name.  The GNC Group is preparing a response to MN which informs MN that the GNC Group will not repackage its products given there is no likelihood of confusion between the GNC Group’s GNC Stat! line of products and MN’s Stat line of products.

•                  Morinda Holdings.  Morinda Holdings, Inc. (“Morinda”) sent the GNC Group a cease and desist letter on September 1, 2006 alleging infringement of the “Tahitian Noni” trademark by the GNC Group’s Natural Brand Super Noni trademark.  On the package label, the GNC Group’s product was described as “Organic Tahitian Noni.”  The GNC Group agreed to delete the “Organic Tahitian Noni” phrase when the existing supply of affected product labels was exhausted.

International

•                  Argentina.  In October 2009, Adolfo Mosner filed an opposition in the Argentina Trademark Office against the GNC Group’s trademark application for Mega Men.  Mr. Mosner owns a trademark registration for Meggan.  This opposition is currently pending.

•                  Brazil.  In June 2010, Performance Trading Importacao Exportacao e Comercio Ltda. filed an opposition in the Brazil Trademark Office against the GNC Group’s Pro Performance trademark application.  This opposition is currently pending.

•                  Chile.  In November 2009 Ramirez y Sanchez Ltda. (“R&S”) filed an opposition in the Chile Trademark Office against the pending trademark GNC for retail services.  R&S owns trademark registrations for ANC American Nutrition and ANC American Nutrition Corp (the “ANC Marks”).  This opposition is currently pending.  In 2007, the GNC Group filed oppositions in the Chile Trademark Office against the ANC Marks but these oppositions were rejected.

•                  El Salvador.  In January 2007, Laboraorios Vijosa (“Vijosa”) filed an opposition against TM App. No. 2006/008300 for “MEGA MEN” in Int’l Class 29 and TM App. No. 2006/008301 for “MEGA MEN” in Int’l Class 32 before the Trademark Office of El Salvador.  Vijosa also filed trademark oppositions before the Trademark Office of El Salvador against the GNC Group’s TM App. Nos. 2006/0082999 for MEGA MEN in Int’l Class 5, TM App. No. 2006/0083002 for WOMEN’S ULTRA MEGA in Int’l Class 5, TM App. No. 2006/0083003 for WOMEN’S ULTRA MEGA in Int’l Class 29 and TM App. No. 2006/0083004 for WOMEN’S ULTRA MEGA in Int’l Class 32.  In March 2007, the El Salvador Trademark Office rejected all of the above-mentioned oppositions and Vijosa appealed.  This appeal is currently pending.

•                  Honduras. In June 2007, Industrias Quimicus (“IQ”) filed an opposition with the Honduras Trademark Office against the GNC Group’s Mega Men trademark application based on IQ’s Mega Man trademark registration.  In June 2009, the Honduras Trademark Office granted the opposition and the GNC Group appealed.  The appeal is currently pending.

•                  Nicaragua.  In July 2006, Vijosa filed an opposition against TM App. No. 2006-00755 for “ULTRA MEGA” in Int’l Class 5, TM App. No. 2006-00756 for “WOMEN’S ULTRA MEGA” in Int’l Class 5 and TM App. No. 2006-00754 for “MEGA MEN” in Int’l Class 5 before the Trademark Office of Nicaragua.  These oppositions were subsequently suspended pending the outcome of GNC’s oppositions of the Vijosa marks “Ultra Doceplex Mega Man,” “Ultra,” and “Doceplex Mega Woman” that were filed by the GNC Group in the Trademark Office of Nicaragua in January 2006.  In those oppositions, the Nicaragua Trademark Office rejected the GNC Group’s oppositions but this decision was overturned on appeal and the oppositions were granted.

•                  Poland.  In July 2009, Nutrico N.V. (“Nutrico”) filed an opposition against the GNC Group’s Pro Performance mark in the Poland Trademark Office based upon its Performance Nutrition For Athletes trademark registration.  This opposition is currently pending.

•                  Portugal.  In December 2009, Nutrico filed an opposition against the GNC Group’s Pro Performance mark in the Portugal Trademark Office based upon its Performance Nutrition For Athletes trademark registration.  This opposition is currently pending.

Unfair Competition

•                  Unilever.  On September 1, 2006, Unilever United States Inc. (“Unilever”) sent the GNC Group a cease and desist letter demanding it cease the dissemination of any claims that third party hoodia-containing products (the “Products”) sold in GNC Group stores will be effective in weight loss because of their hoodia content.  GNIC (formerly known as General Nutrition Distribution, L.P.) tendered this claim to the third party companies that provided the Products (the “Product Companies”).  General Nutrition Centers, Inc. (formerly known as General Nutrition Incorporated) informed Unilever via a letter on September 13, 2006 that the Products were provided to it by third parties, that the claim was tendered to each of the third parties, and that Unilever should direct its allegations directly to the Product Companies.  The Product Companies accepted GNIC’s tender and provided it with responses denying Unilever’s allegations.

Trade Dress

•                  IronMind Enterprises, Inc.  IronMind Enterprises, Inc. (“IE”) sent the GNC Group a cease and desist letter on September 9, 2010 alleging that the design of the GNC Group’s handgrip products infringed on IE’s trade dress.  On September 13, 2010, the GNC Group tendered the claim to the manufacturer of its handgrip products and informed IE of the tender.  The manufacturer of the GNC Group’s handgrip products and IE are in discussions concerning IE’s claim. ]